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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                   SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                               Exchange Act of 1934
                                (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [__]

Check the appropriate box:

[__]	Preliminary Proxy Statement

[__]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
BY RULE 14A-6 (E) (2))

[X]	Definitive Proxy Statement

[__]	Definitive Additional Materials

[__]	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-
12

				Kenneth Cole Productions, Inc.
------------------------------------------------------------------------

		(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------

	(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[__]	Fee computed on table below per Exchange Act Rules 14a-6 (i) (4)
and 0-11.

(1)	Title of each class of securities to which transaction applies:

--------------------------------------------------------------------


(2)	Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------


(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------


(4)	Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------


(5)	Total fee paid:

--------------------------------------------------------------------


[__]	Fee paid previously with preliminary materials.

[__]  	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

--------------------------------------------------------------------


(2)	Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------


(3)	Filing Party:

--------------------------------------------------------------------


(4)	Date Filed:

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Notes:




Reg.  (S) 240.14a-101.
SEC 1913  (3-99)

Kenneth Cole
New York



Kenneth Cole Productions, Inc.
603 West 50th Street
New York, NY  10019


							April 25, 2001

To our Shareholders:

On behalf of the Board of Directors and management of Kenneth Cole Productions, Inc., I cordially invite you to attend the Annual Meeting of Shareholders on Thursday, May 24, 2001 at 10:00 A.M. at the Company's executive offices, 603 West 50th Street, New York, NY 10019.

The principal matters of business will be the election of six members of the Board of Directors, the amendment of the Company's employee stock option plan and the ratification of Ernst & Young LLP as the Company's independent auditors. Additional details about the meeting are contained in the accompanying Notice of Annual Meeting and Proxy Statement. Certain directors and executive officers of the Company will be present at the meeting to respond to any questions that you may have. Accompanying the proxy materials is the Company's Annual Report to Shareholders for the year ended December 31, 2000. This report describes certain financial and operational aspects of the Company.

It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. We are gratified by our shareholders' continued interest in Kenneth Cole Productions, Inc. and urge you to complete, sign and date the enclosed proxy card and return it promptly.

We look forward to seeing you at the meeting.


							Sincerely,

                                          /s/ Kenneth D. Cole

							Kenneth D. Cole
							Chairman of the Board of Directors,
							President and Chief Executive Officer

KENNETH COLE PRODUCTIONS, INC.
603 West 50th Street
New York, NY 10019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 24, 2001

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Kenneth Cole Productions, Inc. (the "Company"), a New York corporation, will be held on Thursday, May 24, 2001 at 10:00 A.M. at the Company's executive offices, 603 West 50th Street, New York, NY 10019 for the following purposes:

1.	To elect six directors to serve for a term of one year;

2.	To amend the Kenneth Cole 1994 Stock Option Plan to increase by
800,000 the number of shares authorized for issuance therunder;

3. 	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2001 fiscal year; and

4. 	To transact such other business as may properly be brought before the meeting in connection with the foregoing or otherwise.

The Board of Directors set April 24, 2001 as the record date for the meeting. This means that shareholders of record at the close of business on that date are the only shareholders entitled to notice of and to vote at the meeting.

To assure your representation at the meeting, you are requested to fill in, date and sign the enclosed proxy, which is solicited by the Company's Board of Directors, and to mail it promptly in the envelope provided. Any shareholder attending the meeting may vote in person even if he or she previously returned a proxy.

We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about Kenneth Cole Productions, Inc. from the Annual Report to Shareholders included with this notice and from documents that we have filed with the SEC.


					By Order of the Board of Directors,


New York, New York			Stanley A. Mayer
April 25, 2001				Secretary


IMPORTANT
A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

KENNETH COLE PRODUCTIONS, INC.
603 West 50th Street
New York, NY 10019

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

May 24, 2001

	This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kenneth Cole Productions, Inc., a New York corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Company's principal executive offices, located at 603 West 50th Street, New York, NY 10019, on Thursday, May 24, 2001 at 10:00 A.M. and at any adjournment or postponement thereof. The approximate date on which this proxy statement, the foregoing notice and the enclosed proxy were first mailed or given to shareholders was April 24, 2001.


	Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Annual Meeting or by presenting a later dated proxy. Unless so revoked, shares represented by proxies received by the Company, where the shareholder has specified a choice with respect to the election of directors or the other proposals described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted FOR the election of all six nominees to the Board of Directors, FOR the amendment of the Company's Employee Stock Option Plan to increase by 800,000 the number of shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") authorized for issuance under such plan and FOR ratification of the selection by the Board of Directors of Ernst & Young LLP as the Company's auditors for the current fiscal year. Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.


	The expenses of the solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the enclosed form of proxy and this proxy statement, will be paid by the Company. Such solicitation may be made in person or by telephone by officers and employees of the Company. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the search for, and the distribution of proxies to, beneficial owners of the Company's Class A Common Stock, held in street name or by other nominees, and will pay such firm a fee of $900, plus reimbursement of direct, out-of-pocket expenses incurred by such firm in such activity. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Class A Common Stock.


VOTING

	On April 24, 2001 the Company had outstanding 11,382,072 shares of Class A Common Stock, par value $.01 and 8,588,097 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock").
Only holders of record of the Company's Class A Common Stock and the Company's Class B Common Stock at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. All of the issued and outstanding shares of Class B Common Stock are owned directly or indirectly by Kenneth D. Cole, President and Chief Executive Officer of the Company.

	Under New York law and the Company's By-Laws, the presence in person or by proxy of a majority of the outstanding shares of the Class A Common Stock and the Class B Common Stock, in the aggregate, is necessary to constitute a quorum at the Annual Meeting. For these purposes, shares which are present or represented by proxy at the Annual Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal ("abstentions") or whether a broker with authority fails to exercise its authority with respect thereto (a "broker non-vote"). Abstentions and broker non-votes will not be included, however, in the tabulation of votes cast on proposals presented to shareholders. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld (i.e., abstentions and broker non-votes) will have no effect, as directors are elected by a plurality of votes cast. Except as otherwise provided in the Company's Restated Certificate of Incorporation or by law, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be voted upon at the Annual Meeting and any adjournment thereof, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock, and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock. The Company's Restated Certificate of Incorporation provides that the holders of the Class A Common Stock vote separately as a class to elect 25% (not less than two directors) of the Company's Board of Directors.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	The following table sets forth certain information as of April 24, 2001 with respect to the beneficial ownership of the Class A Common
Stock and Class B Common Stock, by (i) each beneficial holder of more than five percent of any class of the Company's voting securities, (ii) each director and nominee for director of the Company who owns shares of any class of the Company's voting securities, (iii) the Company's Chief Executive Officer, and each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person listed has sole voting power with respect to the shares beneficially owned by such person.

                             Class A Common Stock       Class B Common Stock
Name of Beneficial Owner  Number of Shares   Percent   Number of Shares  Percent
------------------------  ----------------   -------   ----------------  -------
Kenneth D. Cole (1)           9,038,097 (2)    45.3%          8,588,097   100.0%
Paul Blum (1)                   400,273 (3)     3.5%
Stanley A. Mayer (1)            214,000 (4)     1.9%
Denis F. Kelly                  136,865 (5)     1.2%
Robert C. Grayson                43,125 (6)        *
Susan Q. Hudson (1)              21,750 (7)        *
Jaryn Bloom (1)                  23,000 (8)        *
Philip B. Miller                  5,500 (9)        *
Liz Claiborne, Inc.           1,500,000 (10)   13.2%
Baron Capital Group             682,500 (11)    6.0%

All directors and executive officers
as a group (8 persons)        9,882,610        49.5%          8,588,097   100.0%

_________
* Less than 1.0%

(1)	The beneficial owner's address is c/o Kenneth Cole Productions,
Inc., 603 West 50th Street, New York, NY 10019.
(2) 	Includes (a) 8,231,097 shares which Mr. Cole has the right to acquire within 60 days upon the conversion of 8,231,097 shares of
Class B Common Stock, (b) 150,000 shares of Class B Common Stock held by the Kenneth Cole Foundation of which Mr. Cole is a co-
trustee with his wife, (c) 187,500 shares of Class B Common Stock held by KMC Partners of which Mr. Cole is the living partner with
95% ownership, (d) 19,500 shares of Class B Common Stock held by the
Cole Family Foundation of which Mr. Cole is sole trustee, (e)
150,000 shares of Class A Common Stock held by the Kenneth Cole 1994 Charitable Remainder Trust, of which Mr. Cole is the sole trustee,
(f) 75,000 shares of Class A Common Stock held by the Cole Family
Foundation and (g) 225,000 shares which Mr. Cole has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.
(3)	Includes 158,500 shares which Mr. Blum has the right to acquire within 60 days upon the exercise of options granted to him under the
Company's 1994 Stock Option Plan.
(4)	Includes (a) 84,000 shares which Mr. Mayer has the right to
acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan and (b) an aggregate of
130,000 shares which Mr. Mayer has the right to acquire within 60 days upon the exercise of options granted to him pursuant to certain stock option agreements with the Company.
(5)	Includes 70,000 shares which Mr. Kelly has the right to acquire within 60 days upon the exercise of options granted to him under the
Company's 1994 Stock Option Plan.  Mr. Kelly's address is c/o Inter-
Atlantic Capital Partners, Incorporated, 712 Fifth Avenue, New York,
NY 10019.
(6)	Includes 28,125 shares which Mr. Grayson has the right to acquire within 60 days upon the exercise of options granted to him under the
Company's 1994 stock option plan.  Mr. Grayson's address is Robert
C. Grayson & Associates, Inc., 1 Lafayette Place, Greenwich, CT
06830.
  (7)	Includes 21,750 shares which Ms. Hudson has the right to acquire within 60 days upon the exercise of options granted to her
 	under the Company's 1994 Stock Option Plan.
  (8) Includes 23,000 shares which Ms. Bloom has the right to acquire within 60 days upon the exercise of options granted to her under the Company's 1994 Stock Option Plan.
  (9)	Includes 2,500 shares which Mr. Miller has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Miller's Address is c\o Saks
Fifth Avenue, 12 East 49th Street, 19th Floor, New York, NY  10017.
	(10) As reported on Schedule 13(g) as filed with the Securities and Exchange Commission.
(11) As reported on Schedule 13(g) as filed with the Securities and Exchange Commission on February 14, 2001.


PROPOSAL ONE:   ELECTION OF DIRECTORS

	Six Directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors have been elected and shall qualify. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. If any nominee shall, prior to the Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote in their discretion for a nominee, if any, that may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

Nominees for Director

	The Company's Board of Directors has nominated six directors to be elected to the Board of Directors at the Annual Meeting: Kenneth D.
Cole, Paul Blum, Stanley A. Mayer, Robert C. Grayson, Denis F. Kelly and Philip B. Miller.

	Denis F. Kelly and Robert Grayson are the nominees for director for election by the holders of the Class A Common Stock. The other nominees for director will be elected by the vote of the holders of the Class A Common Stock and the holders of the Class B Common Stock voting together as a single class.

	Certain information concerning the nominees is set forth below:

                                                                     Year Became
Name              Age  Principal Occupation                           a Director
--------------    ---  --------------------------------------------   ----------
Kenneth D. Cole   47   President and Chief Executive Officer             1982
Paul Blum         41   Executive Vice President, Chief Operating Officer 1994
Stanley A. Mayer  53   Executive Vice President, Chief Financial Officer,1994
                         Treasurer and Secretary
Robert C. Grayson 56   Management Consultant                             1996
Denis F. Kelly    51   Financial Consultant                              1994
Philip B. Miller  63   Chairman, Saks Fifth Avenue                       2000

	Kenneth D. Cole has served as the Company's President and Chief Executive Officer since its inception in 1982. From 1976 through 1982, Mr. Cole was a senior executive of El Greco, Inc., a shoe manufacturing and design company which manufactured Candie's women's shoes. Mr. Cole is on the Boards of Directors of the American Foundation for AIDS Research (''AmFAR'') and H.E.L.P., a New York agency that provides temporary housing for the homeless. In addition, Mr. Cole is a Director and President of each of the wholly owned subsidiaries of the Company.

	Paul Blum has served as Chief Operating Officer since February 1998. He also has served as Executive Vice President of the Company since May
1996 and as Senior Vice President from August 1992 until May 1996. Mr.
Blum joined the Company in 1990.   From 1982 until 1990, Mr. Blum served
as Vice President and was a principal shareholder of The Blum Co., a fashion accessory firm, certain assets of which were purchased in 1990 by the Company.

	Stanley A. Mayer has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since March 1988. From 1986 until joining the Company, Mr. Mayer held the position of Vice President-Finance and Administration of Swatch Watch USA, Inc. Mr. Mayer was the Controller of the Ralph Lauren and Karl Lagerfeld womenswear divisions of Bidermann Industries, USA, Inc. from 1979 until 1986. In addition, Mr. Mayer is the Vice President and Secretary of each of the wholly owned subsidiaries of the Company.

	Robert C. Grayson, is President of Robert C. Grayson & Associates, Inc. and Vice Chairman of Berglass-Grayson, consulting firms. From 1992-1996, Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men's sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger
Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp.  From 1970 to
1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1983 to 1985.

	Denis F. Kelly is a Financial Consultant. From July 1993 to December 2000, Mr. Kelly was the head of the Mergers and Acquisitions Department at Prudential Securities Incorporated. From 1991 until 1993, Mr. Kelly was President of Denbrook Capital Corp., a merchant banking firm. Mr. Kelly was at Merrill Lynch from 1980 to 1991, where he served as Managing Director, Mergers & Acquisitions from 1984 to 1986, and then as a Managing Director, Merchant Banking, from 1986 to 1991. Mr. Kelly is a director of MSC Industrial Direct, Inc.

	Philip B. Miller is Chairman of Saks Fifth Avenue, an upscale specialty retailer. Mr. Miller served as Chairman and Chief Executive Officer at Saks Fifth Avenue from 1993 to January 2000. Mr. Miller was formerly Chairman and Chief Executive Officer at Marshall Fields, joining that company in 1983 from Neiman Marcus, where he had been President since 1977. Prior to that he served as Vice Chairman at Lord & Taylor and as Vice President and Merchandise Manager at Bloomingdales. Mr. Miller serves on the Board of Directors of Saks Incorporated. In addition Mr. Miller serves as Senior Vice Chairman of the Board of Directors of The Lighthouse and also serves on the Board of Directors of the Metropolitan Opera Guild of New York and the New York Botanical Gardens.

	There are no family relationships among any directors or executive officers of the Company.


The Board of Directors recommends a vote "FOR" all nominees.


Named Executive Officers

	Kenneth D. Cole, Stanley A. Mayer, Paul Blum, Jaryn Bloom and Susan Q. Hudson are the named executive officers of the Company. Mr. Blum, Ms. Hudson and Ms. Bloom have entered into employment agreements with the Company as described under the caption "Executive Compensation
- Employment Contracts".

	Certain information regarding the named executive officers of the Company, other than Ms. Bloom and Ms. Hudson, is set forth above.

		Jaryn Bloom, age 36, has served as Senior Vice President of Consumer Direct since September 1997. Prior, she served as Divisional President-Retail and in various roles with increasing responsibility since joining the Company in 1986.

	Susan Q. Hudson, age 41, has served as Senior Vice President - Wholesale since February 1998. Ms. Hudson had served as Divisional President - Men's Footwear since 1996 and as Vice President in charge of men's footwear since 1990. Prior to joining the Company, Ms. Hudson was at LA Gear, where she served as Regional Sales Manager.


Board and Committee Governance

	In accordance with applicable New York law, the business of the Company is managed under the direction of its Board of Directors, which establishes the overall policies and standards for the Company and reviews performance of management. The directors are kept informed of the Company's operations at meetings of the Board of Directors and Committees of the Board and through reports, analyses and discussions with management.

	The Board of Directors meets quarterly. In addition, significant communications between the directors and the Company occur apart from the regularly scheduled meetings of the Board of Directors and its Committees. During 2000 there were four regularly scheduled meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors.

	The Board of Directors of the Company has standing Audit and Compensation Committees; it does not have a standing Nominating
Committee.

	The Audit Committee consists of three non-employee directors: Mr. Kelly (Chair), Mr. Grayson and Mr. Miller. Information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the Caption "Report of the Audit Committee." During 2000 the Audit Committee met five times.

	The Compensation Committee consists of three non-employee
Directors: Mr. Grayson (Chair), Mr. Kelly and Mr. Miller. Information regarding the function and responsibilities of the Compensation
Committee is included in this Proxy Statement under the caption
"Compensation Committee Report on Executive Compensation." During 2000 the Compensation Committee met three times.


Report of the Audit Committee

	The Audit Committee is composed solely of independent directors who are qualified for service under the New York Stock Exchange listing standards. It acts under a written charter first adopted and approved by the Board of Directors in 1995 and was amended most recently in 2000. The Audit Committee Charter is attached to this Proxy Statement as Appendix A.

	The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

	In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

	The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

	In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2000 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

							AUDIT COMMITTEE
							Denis F. Kelly, Chair
							Robert C. Grayson
							Philip B. Miller


Compensation Committee

	The Compensation Committee, composed of Mr. Kelly, Mr. Miller and Mr. Grayson, none of whom are current or former employees of the Company, is responsible for the Company's executive officer and other compensation programs. The Committee may hire and consult with independent advisors. The Committee also:

*	approves the compensation of certain key employees and makes recommendations to the Board as required;
*	evaluates the performance of the Chief Executive Officer;
*	approves material changes to the Company's incentive compensation and benefit plans; and
*	administers the Company's 1994 Stock Option Plan, including
granting options and setting the terms thereof pursuant to such plan (all subject to approval by the Board of Directors).


Director Compensation

	Directors who are also employees of the Company are not paid any fees or other remuneration, as such, for service on the Board of Directors or any of its Committees.

	Each non-employee director receives a retainer of $4,500 per quarter. In addition, non-employee directors receive $1,000 for each regularly scheduled quarterly Board of Directors meeting they attend. The Company's 1994 Stock Option Plan provides that non-employee directors each receive (i) a grant of an option to purchase 5,000 shares of Class A Common Stock upon agreeing to serve as a director, pro rated based upon the number of months remaining until the next annual meeting of shareholders and (ii) an annual grant of an option to purchase 5,000 shares of Class A Common Stock to be made at the first meeting of the Company's Board of Directors following each annual meeting of shareholders. All options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of one share of Class A Common Stock on the date of grant. The options granted to the non-employee directors expire ten years from the date of grant and vest in 50% increments on the first and second anniversaries of the grant. In addition, non-employee directors are reimbursed by the Company for all travel expenses related to meetings.


Section 16(a) Beneficial Ownership Reporting Compliance

	Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Act") and on written representations from its executive officers, directors and persons who beneficially own more than 10% of the Class A Common Stock, the Company believes that all filing requirements of Section 16(a) of the Act were complied with during the year ended December 31, 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

	The following table sets forth the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2000, 1999 and 1998.

                                                  Long-Term Compensation Awards
                    Annual Compensation              Securities
Name and                                             Underlying    All Other
Principal Position  Year      Salary     Bonus       Options(2)  Compensation(1)
------------------  ----     --------   -------     ------------ --------------
Kenneth D. Cole     2000   $1,000,000  1,375,000      150,000
 President and      1999      700,000    950,000      112,500
 Chief Executive    1998      700,000    504,000      112,500

Paul Blum           2000      500,000    437,500       30,000       9,750
 Executive Vice     1999      450,000    450,000       15,000       8,800
 President & COO    1998      400,000    240,000       60,000       7,866

Stanley A. Mayer    2000      285,000    200,000       15,000       2,550
 Executive Vice     1999      270,000    190,000       15,000       1,600
 President & CFO    1998      250,000    120,000       30,000       1,600

Susan Q. Hudson     2000      320,000    140,000       15,000       2,550
 Senior Vice        1999      250,000    125,000        7,500       1,600
 President          1998      225,000     67,000       15,000       1,600

Jaryn Bloom         2000      300,000    140,000       22,500       8,550
 Senior Vice
 President

	No stock appreciation rights, long-term incentive plan payouts or restricted stock awards, as defined in the applicable regulations of the Securities and Exchange Commission, were awarded to, earned by or paid to any of the Named Executive Officers during any of the last three years.


_______________
(1)	Amounts represent the Company's matching contribution to the
401(k) plan and for Mr. Blum, it includes a car allowance of
$7,200 per year and for Ms. Bloom it includes a car allowance of
$6,000.
(2)	All share amounts have been adjusted to give effect to the
Company's three-for-two stock split on March 6, 2000.

Option Grants in Last Fiscal Year


	The following table sets forth certain information concerning options to purchase Class A Common Stock ("Options") granted during 2000 to the Named Executive Officers (3):

               Individual  Grants(1)                       Potential Realizable
               Number of   Percent of                     Value at Assumed Annual
               Securities Total Options                     Rates of Stock Price
               Underlying  Granted to   Exercise               Appreciation for
                Options   Employees in   Price   Expiration      Option Term(2)
Name            Granted   Fiscal Year   ($/Share)   Date          5%       10%
-------------   -------   ----------    --------- -------     ---------  ---------
Kenneth D. Cole  150,000    34.6%        $30.67   2-19-10     $2,892,918 $7,331,223
Paul Blum         30,000     6.9%        $30.67   2-19-10     $  578,584 $1,466,245
Stanley A. Mayer  15,000     3.5%        $30.67   2-19-10     $  289,292 $  733,122
Susan Q. Hudson   15,000     3.5%        $30.67   2-19-10     $  289,292 $  733,122
Jaryn Bloom       22,500     5.2%        $30.67   2-19-10     $  433,938 $1,099,683

(1) All options have a term of 10 years and were granted on February 19, 2000 at a per share price equal to the fair market value of the
Class A Common     Stock on the date of grant.  Option grants of
5,000 or greater are exercisable as to 10%, 30%, 50%, 70%, and 100% of the shares underlying the options on the first, second, third, fourth and fifth anniversaries of the date of grant, respectively.

(2)	The dollar amounts in these columns are the result of calculations at the five and ten percent rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Class A Common Stock.

(3)	All share and per share data have been adjusted to give effect to the Company's three-for-two stock split on March 6, 2000.

Aggregated Option Exercises in Last Year and Fisal Year-End Option
Values

	The following table sets forth the number and value of unexercised options held by the Named Executive Officers as of December 31, 2000.
None of the Named Executive Officers exercised any options during 2000.


                                    Number of Securities        Value of Unexercised
                                   Underlying Unexercised       In-The-Money Options
                                    Options at Year-End            At Year-End(1)
                 Shares     Value
               Acquired on Realized
Name           Exercise(#)   ($)    Exercisable Unexercisable  Exercisable Unexercisable
-------------  ---------- ---------  ---------    ----------    ---------    ----------
Kenneth D. Cole        0          0    142,500       382,500   $4,057,188   $7,522,183
Paul Blum         50,000  1,972,061    122,500       118,500    3,920,417    4,420,582
Stanley A. Mayer  50,000  2,163,710    196,000        66,000    7,253,042    3,836,202
Susan Q. Hudson        0          0     17,750        60,250      506,625    1,248,249
Jaryn Bloom       18,502    712,233     17,250        32,250      530,313      598,000

_________________
(1) 	The value of unexercised, in-the-money options, is the difference between the exercise price of the options and the fair market value of the Class A Common Stock at December 31, 2000 ($40.25).


Compensation Committee Interlocks and Insider Participation

	The Company's Board of Directors approves compensation decisions recommended by the Compensation Committee. The Compensation Committee is composed of Mr. Grayson (chair), Mr. Kelly and Mr. Miller. Kenneth D. Cole, Paul Blum and Stanley A. Mayer, each of whom are executive officers and directors of the Company, participated in the Board's deliberations regarding certain executive compensation matters.

Employment Agreements

	The Company presently does not have an employment agreement with Mr. Cole. However, the Compensation Committee has established Mr. Cole's annual salary for 2001 at $1,000,000. In addition, Mr. Cole is eligible to receive an annual incentive bonus in accordance with the Kenneth Cole Productions, Inc. 1999 Bonus Plan. See "Compensation Committee Report on Executive Compensation."

	In September 2000, the Company amended its employment agreement with Mr. Blum. The employment agreement provides for his employment as the Company's Chief Operations Officer through December 31, 2003. Pursuant to this agreement, Mr. Blum received an annual base salary in 2000 in the amount of $500,000. In addition, Mr. Blum is eligible to receive an annual bonus based on the Company's attainment of varying levels of pre-tax earnings. For the year ended December 31, 2000, Mr. Blum earned a bonus in the amount of $437,500.

	In the event Mr. Blum's employment is terminated by the Company without "cause," or by him for "Good Reason," (each as defined in the employment agreement), he will be entitled to receive (i) his base salary through the end of the term of the agreement, and (ii) an amount equal to one year's bonus payable in 12 monthly installments. In addition, all outstanding options held by Mr. Blum will immediately vest. In the event such termination occurs after a "Change in Control" of the Company (as defined in the employment agreement), he will receive an additional one year's salary and bonus. These payments are subject to reduction, at the discretion of the Board, if necessary to ensure that no portion of such compensation will not be deductible for tax purposes by reason of Section 280G of the Internal Revenue Code.

	Pursuant to an employment agreement, Ms. Hudson is eligible to receive an annual salary adjustment and bonus incentive in accordance with the criteria established by the Compensation Committee. The employment agreement contains non-compete provisions and also provides for severance payments to Ms. Hudson in the event that the Company terminates Ms. Hudson's employment during the employment period for any reason other than cause, equal to 12 months salary.

	In February 2000, the Company entered into an employment agreement with Ms. Bloom. The employment agreement provides for her employment as the Company's Senior Vice President of Consumer Direct through December 31, 2003. Pursuant to this agreement, Ms. Bloom received an annual base salary in 2000 in the amount of $300,000. In addition, Ms. Bloom is eligible to receive an annual bonus based on the Company's attainment of varying levels of pre-tax earnings. For the year ended December 31, 2000, Ms. Bloom earned a bonus in the amount of $140,000. The employment agreement contains non-compete provisions and also provides for severance payments to Ms. Bloom in the event that the Company terminates Ms. Bloom's employment during the employment period for any reason other than cause, equal to 12 months salary.


COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is responsible for determining the compensation of the company's senior management, including the Chief Executive Officer. In addition, the Compensation Committee administers the performance based Annual Incentive Bonus Plan, the Kenneth Cole 1999 Bonus Plan, which covers the Chief Executive Officer, the Kenneth Cole Employee Stock Purchase Plan and the Amended and Restated Employee Stock Option Plan. Compensation Committee members are all non-employee directors. The Committee obtains input from the full Board and considers data provided by independent compensation consultants.

The Company's compensation and benefit programs are designed to attract, retain and motivate highly qualified executives, to support the achievement of the Company's long-term strategic objectives and to align executive officer compensation with the performance of the Company and the interests of its shareholders. The Company's executive compensation philosophy also seeks to recognize individual initiative and achievements.

To meet these objectives, the Committee considers objective and subjective factors in making pay decisions for the executive officers of the Company. Compensation for the executive officers, including the Named Executive Officers, consists of base salary, performance based annual incentive cash bonuses, long term incentive awards in the form of stock options granted under the 1994 Employee Stock Option Plan and other benefits typically offered to corporate executives.


Section 162 (M) of The Internal Revenue Code of 1986

Section 162(m) of the Code places a one million dollar limit on the amount of non-performance based compensation for each Named Executive Officer that may be deducted for tax purposes. Although it is the Committee's policy to maximize the deductibility of compensation to the Named Executive Officers, the Committee also believes that it is important to maintain the flexibility to take actions with respect to compensation it considers in the best interest of the Company and that of the Company's stockholders, which are necessarily based on considerations in addition to Section 162(m). As such, a portion of Mr. Cole's compensation will be nondeductible. In addition, certain distributions under the Company's deferred compensation plan may not be fully deductible to the extent that compensation related to base salary for a particular executive exceeds the $1million limit in any tax year.

The Committee believes that, based upon prior shareholder approval of the material terms of the Kenneth Cole Productions, Inc. 1999 Bonus Plan and the Amended and Restated Kenneth Cole Productions, Inc. 1994 Stock Option Plan, compensation under these plans is excluded from this limitation, provided, that the other requirements of Section 162(m) are met. The Committee also believes that payments under the performance based Annual Incentive Bonus Plan will be fully deductible.


Executive Officers' 2000 Compensation

In reviewing executive officers compensation, the Committee compared compensation information derived from an independent compensation survey, prepared by William M. Mercer, outlining compensation levels at 20 public companies in the footwear and apparel industry ("Comparison Group"). The compensation survey compared the elements of compensation at Kenneth Cole Productions, Inc. to that of the Comparison Group. In addition, the study made an assessment of the relationship between executive compensation and Company performance. Increases to base salaries as well as annual and long term-incentive compensation reflect the Compensation Committee's consideration of the compensation survey, general economic conditions and each individual's annual performance.

Salary

Base salaries for executive officers are initially determined by competitive requirements to recruit the executive. Base salaries are then reviewed annually with increases at competitive levels depending upon individual performance, level of pay, participation in other long-term compensation programs, the Company's performance and other factors. Increases in base pay are determined upon reviewing both individual and Company performance, and include subjective evaluations. The compensation survey indicated that overall, base salaries (excluding the CEO which is discussed separately below) are positioned around the median of the comparison group with some individual variation.

Annual Incentive Bonus

The Company's Annual Incentive Bonus Plan is designed to reward executives for their contributions to the achievement of Company-wide performance goals. The payouts under this plan are designed such that when the Company exceeds its performance goals participants receive more than their targeted bonus amounts and when Company performance is below its performance goals the resultant payout is less than the target bonus amounts.

At the beginning of each year, the Chief Executive Officer recommends for approval by the Compensation Committee the individual participants and the target incentive award for each participant expressed as a percentage of base pay of the participant. The Compensation Committee determines the formula for determining the amount of incentive award a participant may receive. Such awards are payable at varying levels of pre-tax earnings achieved by the Company and are payable in cash bonuses subsequent to year-end. Potential awards range from 0% to 200% of executive officers base salaries, based on the actual level of pre-tax earnings achieved each year relative to the targeted goal, as well as the position of the executive officer. The performance-based component of the award may range from 50% to 100% of the total award, as determined by the Committee at the beginning of each year.

For 2000 the Company paid annual incentive awards pursuant to this formula to ten employees, including the named executive officers other than the CEO, under an award structure designed to preserve the Company's tax deductions under the $1.0 million dollar limitation. The plan provided for awards to executive officers that, at the targeted pre-tax earnings goal, ranged from 20% to 50% of base salary, with an ability to double the awards based upon actual Company performance as defined as income before income taxes. The formula determined the 2000 maximum bonus amount and was 100% performance based. However, the Committee was granted a discretionary component enabling the Committee to reduce the maximum bonus amount by an amount up to 25%. In no event could the Committee award a discretionary amount in excess of the performance based maximum amount. During 2000 the Company exceeded its targeted pre-tax earnings goal, resulting in a range of executive bonuses from 35.0% to 87.5% of base salaries.

Stock Options

Long-term incentive compensation of the Company's executive officers generally takes the form of stock option grants. The objective of such grants is to align the financial interests of the executive officers with those of its shareholders by providing incentives that focus management's attention on the successful long-term strategic management of the business and appreciation in shareholder value. All stock option awards are granted with an exercise price that is the fair value of the Company's Class A Common Stock on the date of grant. These awards provide value to the executive officers only when and to the extent that the value of the Company's common stock appreciates over the value at the date of grant. All employee stock option awards made in 2000 to executive officers have a term of ten years and vest annually over a five year period. In determining the number of options per grant, the Compensation Committee considers several factors including each participant's salary, title and performance as well as the approximate fair value of the grant at the time of grant. The size of the grant is targeted at the median of competitive long-term incentive opportunities as compared with the Comparison Group.

Compensation of the Chief Executive Officer for 2000

Kenneth D. Cole is the President and Chief Executive Officer of the Company. Mr. Cole's base salary did not increase in 1999 and in 2000 increased to $1.0 million from $700,000. The Compensation Committee adjusted Mr. Cole's salary based on his leadership performance, the Company's results and the economic and competitive environment. The independent compensation survey indicated that when compared to other chief designers in the industry Mr. Cole's 2000 target compensation is reasonable.

The annual incentive bonus portion of Mr. Cole's compensation was based on a formula comprising the Company's achievement of targeted pre-tax earnings, as established by the Committee. For 2000, the Company achieved a 53% increase in pre-tax income, well above its targeted pre-tax earnings goal of 30%, resulting in a bonus for Mr. Cole of $1,375,000, which equaled 137.5% of his base salary. During 2000, Mr. Cole received 150,00 options with an exercise price of $30.67, the market price of the Class A Common Stock on the date of grant. The equity grant made to Mr. Cole was based primarily on his past and expected future contributions to the achievement of the Company's continued growth, profitability and strategic objectives. Mr. Cole's 2001 performance-based compensation will be determined in accordance with the Kenneth Cole 1999 Bonus Plan, which was adopted by the Company and approved by the Company's Shareholders at the 2000 Annual Meeting of Shareholders.

	The Committee believes that the total fiscal year 2000 compensation payable to Mr. Cole is consistent with the Company's executive compensation philosophy described above. The Committee also noted that, as depicted by the graph that follows this report, the cumulative total return achieved by the Company's shareholders during the past five years exceeds the return for the general and industry-specific indices.
							Compensation Committee

							Robert C. Grayson
							Denis F. Kelly
							Philip B. Miller

Stock Performance Graph

	The following graph compares the yearly percentage change in the cumulative total shareholder return on the Class A Common Stock during the period beginning on December 31, 1995 and ending on December 31, 2000 with the cumulative total return on the Standard & Poor's 500 Composite Index and the Standard & Poor's Footwear Index. The comparison assumes that $100 was invested on December 31, 1995 in the Class A Common Stock in the foregoing indices and assumes the reinvestment of dividends.




	[INSERT GRAPH]




Comparison of Cumulative Total Return

 Measurement Period       Kenneth Cole                      S+P
(Fiscal Year Covered)    Productions, Inc.    S+P 500     Footwear
---------------------    -----------------    -------     --------
      1995                   100.00            100.00      100.00
      1996                    82.67            122.96      166.22
      1997                    85.67            163.98      112.02
      1998                   100.00            210.84      109.65
      1999                   244.00            255.22      130.04
      2000                   321.98            231.98      157.39

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

	During 2000, the Company made payments of approximately $171,000 to a company in connection with the hire and use of an aircraft owned by Cole Aeronatics, Inc., of which Kenneth D. Cole is the sole shareholder. All transactions were made on similar terms and conditions that could have been obtained with unrelated third parties.

	During 2000, the Company made payments of approximately $55,000 for consulting fees to a Company that Mr. Robert Grayson provides services to as a contractor. All transactions were made on similar terms and conditions that could have been obtained with unrelated third parties.

	In December 2000, the Company contributed $500,000 to the Kenneth Cole Foundation, of which Mr. Cole is co-trustee with his wife Maria Cuomo Cole. The Kenneth Cole Foundation, a not for profit organization, fosters programs to aid primarily in the fields of education, medical research, and arts and culture. For many years, the Kenneth Cole Foundation has strived to contribute to the Company's goodwill, and management believes it continues to serve similar interest to that of the Company.


PROPOSAL TWO:  AMENDMENT OF STOCK OPTION PLAN

	The Kenneth Cole 1994 Stock Option Plan, as amended, (the "Plan") authorizes the issuance of an aggregate of up to 3,000,000 Class A
Common Shares to employees, officers and directors of the Company.

	As of December 31, 2000, 2,736,952 options, net of forfeitures, were granted under the Plan, of which 925,907 have been exercised. As of December 31, 2000, 701,895 of the outstanding options granted had vested and were exercisable and only 263,048 shares were available for future grants under the Plan.

	In February 2001, the Board of Directors of the Company amended the Plan, subject to shareholder approval, to increase by 800,000 the number of Class A Common Shares authorized for issuance in connection with options granted to employees, officers and Directors of the Company.

	Set forth below is a description of the general terms and conditions of the Plan and certain federal income taxes consequences of Plan participation.


Purpose and Eligibility

	The primary purpose of the Amended Stock Plan is to induce key employees, and members of the Board of Directors who are neither employees nor officers of the Company ("Non-Employee Directors") to remain in the services of the Company, to attract new key employees, and Non-Employee Directors and to encourage such key employees, and Non Employee Directors to acquire stock ownership in the Company. The Amended Stock Plan contemplates the issuance of options that qualify as "incentive stock options." ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options that do not qualify as "incentive stock options" ("Non Qualified Options") under Section 422 of the Code (collectively, "Options") or a combination thereof, as determined by a committee of the Board of Directors of the Company (the "Committee"). Options may be granted to key employees, consultants or Non Employee Directors (collectively, "Eligible Persons"). However, Incentive Options may only be granted to key employees. In accordance with certain provisions of the Amended Stock Plan, Incentive Options may be granted to an Employee who owns immediately after such option is granted ten percent (10%) or more of either the outstanding voting shares of the Company or the value of all classes of stock of the Company ("10% Shareholder") as defined in Sections 422 and 424 of the Code. At present, the approximate number of Eligible Persons is one.

	The aggregate number of Class A Common Stock with respect to which Options may be granted under the Amended Stock Plan is 3,800,000. The aggregate number of Class A Common Stock with respect to which Options may be granted to any Eligible Person in any fiscal year is 150,000. As of the date of the Proxy Statement, approximately 598,048 Class A Common Stock remain available for issuance under the Amended Stock Plan and approximately 2,276,045 Class A Common Stock remain subject to outstanding Options under the Amended Stock Plan.


Administration

The Amended Stock Plan is administered by the Committee, which consists of not less than two Non-Employee Directors. To the extent the composition of the Board permits, the members of the Committee must be both "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code. The members of the Committee are appointed by the Board of Directors and serve at the pleasure of the Board of Directors. The Committee, in its sole discretion, has the authority, among other things: to interpret the Amended Stock Plan; to prescribe, amend and rescind rules and regulations relating to the Amended Stock Plan; to determine the terms and provisions of the respective option agreements or certificates; to determine the Eligible Persons to whom Options will be granted ("Participants") and the time or times and prices at which grants will be made and become exercisable and forfeitable; to determine the number of Class A Common Shares covered by an Option and whether such Option shall be an Incentive Option or a Non Qualified Option; and to make all other determinations necessary or advisable for the administration of the Amended Stock Plan; provided, however that Non Employee Directors who are members of the Committee shall only be granted Options in accordance with Section 6B of the Amended Stock Plan (relating to the "Non Employee Directors' Formula Options" (as defined below)). All determinations and interpretations made by the Committee are final, binding and conclusive on all Participants and on their legal representatives and beneficiaries.


Non Employee Directors' Formula Options

Pursuant to the terms of the Amended Stock Plan, each Non Employee Director will automatically be granted an Option (a "Non Employee Director's Formula Option") to purchase 5,000 Class A Common Stock at an initial per share option price equal to the fair market value on the date of grant. Each Non Employee Director's Formula Option has a term of ten years from the date of grant and vests in fifty percent (50%) increments on the first and second anniversaries of the date of grant.


Terms and Conditions of Options

	In no event will the initial per share option price of the Class A Common Shares covered by an Incentive Option be less than 100% of the fair market value of each share on the date of grant. The initial per share option price of the shares subject to an Incentive Option granted to a 10% Shareholder will not be less than 110% of the fair market value of such shares at the time the Incentive Option is granted. The initial per share option price of the Class A Common Shares covered by a Non Qualified Option (other than a Non Employee Director's Formula Option) shall not be less than 85% of the fair market value of each share on the date of grant. In the event the fair market value of the Class A Common Shares declines below the option price set forth in any Option, the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Class A Common Shares, provided, however, that none of the above actions may be taken without prior approval of the Board of Directors and none of the above actions may be taken with respect to a Non
Employee Director's Formula Option.

	The Committee may, in its discretion, provide for the exercisability of any Option, other than Non Employee Directors' Formula Options, at the time of grant. If the Committee does not so provide, then a Participant shall become entitled to exercise one-third of the Class A Common Shares subject to such Option on the first anniversary of the date of grant, another one-third of such shares on the second anniversary of the date of grant and the remaining one-third of such shares on the third anniversary of the date of grant. The Committee may, in its discretion, permit any Option other than a Non Employee Directors' Formula Option, to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable. The term of each Option cannot exceed ten years from the date of grant. However, any Incentive Option granted to a 10% Shareholder cannot be exercisable after the expiration of five years from the date the Incentive Option is first granted. To the extent that the value of the Class A Common Shares subject to such Incentive Option which may become exercisable for the first time by any Employee during any calendar year exceeds $100,000, such excess shall be treated as a Non Qualified Option.

	An Option may be exercised only by a written notice of intent to exercise such Option, with respect to a specific number of Class A Common Shares, and payment to the Company of the amount of the option price for the number of Class A Common Shares so specified; provided, however that all or a portion of such payment may be made in kind by the delivery of Class A Common Shares which the Participant has held for at least six months at the time of exercise, having a fair market value equal to the portion of the option price so paid; provided, further, however, that subject to the requirements of Regulation T under the Exchange Act, the Committee may implement procedures to allow a Participant's broker to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of the Participant, all or any portion of the Class A Common Shares issuable upon such exercise.

Market Value of Class A Common Shares

	The closing price of the Class A Common Shares as reported on the New York Stock Exchange on April 19, 2001 was $28.76.

Termination of Employment

	Unless otherwise determined by the Committee, if a Participant ceases to be an employee, consultant or Non Employee Director of the Company for any reason other than death or his retirement on or after his 65th birthday, his Option shall terminate on the date he ceases to be an employee, consultant or Non Employee Director, unless by its terms it expires sooner. In the event a Participant ceases to be an employee, consultant or Non Employee Director by reason of his death or retirement on or after his 65th birthday, his Option shall become immediately exercisable in full and shall, to the extent not exercised, terminate upon the earlier of (a) three months after the date of the qualification of a representative of his estate or his retirement, (b) one year after the date of death or (c) the expiration date of such Option.

Adjustment of Number of Shares

	In the event that a dividend, payable in Class A Common Shares, is declared upon the Class A Common Shares, the number of Class A Common Shares then subject to any Option, the number of the Class A Common
Shares reserved for issuance under the Amended Stock Plan but not yet subject to an Option, and the number of shares set forth in Sections 6B and 9B of the Amended Stock Plan, shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the Outstanding Class A Common Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then each Class A Common Share subject to any Option, each Class A Common Share reserved for issuance under the Amended Stock Plan but not yet subject to an Option and each Class A Common Share referred to in Sections 6B and 9B of the Amended Stock Plan shall be substituted for the number and kind of shares of stock or other securities into which each outstanding Class A Common Share is being exchanged. In the event of any other material change in the capital structure of the Company, the Committee, in its sole discretion, may make an equitable or proportionate adjustment of the terms of any Option, and its decision thereon will be final, binding and conclusive. In the event of the dissolution of liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then except as provided on Section 13 of the Amended Stock Plan, each Option, to the extent not exercised, will terminate.


Termination or Amendment

	The Board of Directors may terminate the Amended Stock Plan at any time, provided that any Option outstanding under the Amended Stock Plan at the time of termination of the Amended Stock Plan will remain in effect until such Option is exercised or expires in accordance with its terms. Unless previously terminated, the Amended Stock Plan will terminate on the business day preceding the tenth anniversary of its effective date. The Board of Directors may at any time amend the Amended Stock Plan as it deems advisable. However, no such action may, without approval of a majority of the shareholders of the Company present in person or by proxy at any special or annual meeting of shareholders, increase the number of shares as to which Options may be granted under the Amended Stock Plan or increase the number of shares with respect to which Options may be granted to any Eligible person as provided in Section 9B of the Amended Stock Plan. No termination or amendment of the Amended Stock Plan shall deprive a Participant of his rights under outstanding Options, without his consent.


Withholding of Taxes

	The Company, in its discretion, may require that a Participant pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligations to withhold federal, state, or local income or other taxes incurred by reason of the exercise of an Option or the transfer of shares thereupon. Procedures and permissible methods for satisfying withholding obligations will be arranged by the Participant with the Company.


Federal Income Tax Consequences

	The following is a brief discussion of the Federal income tax consequences of transactions under the Amended Stock Plan based on the Code, as in effect as of the date hereof. The Amended Stock Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

	Incentive Options. No taxable income is realized by the Participant upon the grant or exercise of an Incentive Option. If Class A Common Shares are issued to a Participant pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Participant within two years after the date of grant or within one year after the transfer of such shares to such Participant, then (1) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such Participant as a long-term capital gain and any loss sustained will be long-term capital loss, and (2) no deduction will be allowed to the Participant's employer for Federal income tax purposes.

	If the Class A Common Shares acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of either holding period described above, generally (1) the participants will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and (2) the Participant's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

	Non Qualified Options. Except as noted below, with respect to Non Qualified Options, (1) no income is realized by the Participant at the time the Non Qualified Option is granted; (2) generally, at exercise, ordinary income is realized by the Participant in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Participant's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements;
and (3) at sale, appreciation (or depreciation) after the date as of which amounts are includable in income is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.


New Plan Benefits

	Inasmuch as Options to all Participants under the Amended Stock Plan will be granted at the sole discretion of the Committee, such benefits under the Amended Stock Plan are not determinable.
Compensation paid and other benefits granted in respect of the 2000 fiscal year to the named executive officers are set forth in the Summary Compensation Table.

	The affirmative vote of a majority of the shares voting, in person or by proxy, on the proposal at the Annual Meeting is required to approve the amendment of the Plan.


	The Board of Directors recommends a vote "FOR" Proposal Two.


PROPOSAL THREE:  SELECTION OF AUDITORS

	Ratification of Appointment of Independent Auditors

	Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 2001. Fees for the last annual audit were $260,000 and all other fees were $535,000, including audit related services of $75,000, and non audit services of $460,000.

	Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

	The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.

	The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young as independent auditors.


	SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

	Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2002 must be received by December 1, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals should be directed to the Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement.




OTHER MATTERS

	The Board of Directors does not intend to bring any matter before the Annual Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters which anyone else proposes to present for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, will vote or otherwise act thereon in accordance with their judgment on such matters.



	Copies of the 2000 Annual Report to Shareholders are being mailed simultaneously with this Proxy Statement. The Company will provide to each shareholder, without charge and upon written request, a copy of the Company's Annual Report on Form 10-K. Any such written request should be directed to Kenneth Cole Productions, Inc., 2 Emerson Lane, Secaucus, New Jersey 07094, Attn: Investor Relations or by e-mail to investrelations@kennethcole.com.


							By Order of the Board of Directors,


							Stanley A. Mayer
							Secretary

Appendix A

AUDIT COMMITTEE CHARTER
OF
KENNETH COLE PRODUCTIONS, INC.


Organization

There shall be an Audit Committee of the Board of Directors composed of three or more directors, as the Board of Directors may determine from time to time, each of whom shall be financially literate and shall otherwise comply with the independence requirements of the New York Stock Exchange, Inc. In addition, at least one member of the Audit Committee must have accounting or related financial management expertise and one of the members of the Audit Committee shall be elected Committee Chairman by the Board of Directors.

Statement of Policy

The Audit Committee shall assist the Board of Directors in fulfilling its responsibility relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports. The Audit Committee shall endeavor to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors, and the financial management.

The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the Company's proxy statement).

The Committee should have a clear understanding with the independent auditors that the independent auditors must maintain an open and transparent relationship with the Committee and that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

Responsibilities

The Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality.

In carrying out its responsibilities, the Audit Committee shall:

*	Meet at least four times a year, or more often if circumstances so require.
*	Inquire as to the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company. In addition, the Audit
Committee shall review the extent of non-audit services provided by the independent auditors in relation to the objectivity needed in the independent audit and recommend that the Board of Directors take appropriate action in response to the independent auditors' written statement to satisfy the Board of Directors as to the independent auditors' independence.

*	Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements.

*	Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion review the audit with the Audit Committee. Upon completion of the audit and following each interim review of the Company's financial statements, the Audit Committee should also discuss with the independent auditors all matters required to be communicated to the Audit Committee under generally accepted auditing standards, including the judgments of the independent auditors with respect to the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the financial statements.

*	Review with the independent auditors, the internal auditor, and the financial and accounting personnel, the adequacy of the accounting and financial controls, and elicit any recommendations for improvement or particular areas where augmented controls are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any activity that might be unethical or otherwise improper.

*	Review the internal audit function of the Company including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

*	Receive before each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

*	Review the financial statements contained in the annual report with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any year-to-year changes in accounting principles or practices should be reviewed.

*	Provide sufficient opportunity at each meeting for the internal and independent auditors to meet with the committee without management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the financial, accounting, and auditing personnel, and their cooperation during the audit.

*	Review accounting and financial personnel and succession planning.

*	Submit the minutes of its meetings to, or discuss the matters discussed at each committee meeting with, the Board.

*	Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

KENNETH COLE PRODUCTIONS, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2001
Solicited on Behalf of the Board of Directors

	The undersigned hereby authorizes Kenneth D. Cole and Stanley A. Mayer, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A Common Stock of Kenneth Cole Productions, Inc., (the "Company"), held of record by the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the Company's corporate offices, 603 West 50th St., New York, N.Y. 10019, on Thursday, May 24, 2001 at 10:00 am local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

	The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated in each case, April 25, 2001. All other proxies heretofore given by the undersigned to vote shares of the Company's Class A Common Stock are expressly revoked.

	The shares represented by this proxy will be voted as described on the reverse hereof by the Shareholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 and FOR proposals 2 and 3.

(Continued and to be dated and signed on the reverse side.)


								KENNETH COLE PRODUCTIONS, INC.
								P.O. BOX 11397
								NEW YORK, N.Y.  10203-0397

1.	Election of Directors
FOR all nominees           WITHHOLD AUTHORITY to vote          *EXCEPTIONS
listed below[   ]         for all nominees listed below.[   ]     [   ]

Nominees: Paul Blum, Kenneth D. Cole, Robert C. Grayson, Denis F. Kelly, Stanley A. Mayer, Philip B. Miller
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions_________________________________________________

2.	To amend the Kenneth Cole 1994 Stock Option Plan to increase by
800,000 the number of shares authorized for issuance.

FOR[   ]             AGAINST[   ]           ABSTAIN[   ]


3.  To ratify the selection by the Board of Directors of Ernst &
Young LLP as Independent public accountants for the Company for the fiscal year ending December 31, 2001.

FOR[   ]             AGAINST[   ]           ABSTAIN[   ]

								Change of Address or
								Comments Mark Here[   ]


                                                Please sign exactly as
                                                names appears hereon.
                                                When shares are held by
                                                joint tenants, both
                                                should sign.  When
                                                signing at attorney,
                                                executor, administrator,
                                                trustee or guardian,
                                                please give full title
                                                as such.  If a
                                                corporation please sign
                                                in full corporate name
                                                by President or other
                                                authorized officer and
                                                affix corporate seal.
                                                If a partnership, please
                                                sign in partnership name
                                                by general partner.

                                                Dated:
                                                ________________________, 2001

                                                ________________________
                                                      Signature
                                                ________________________
                                                      Signature
                                                Votes must be indicated
                                               (x) in Black or Blue ink.     [X]

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

AMENDED AND RESTATED
KENNETH COLE PRODUCTIONS, INC.
1994 STOCK OPTION PLAN
(Amended and Restated as of May 24, 2001)

1.	Purpose.
The purpose of the Amended and Restated 1994 Stock Option
Plan (the "Plan") is to induce key employees, and directors who are not employees ("Non-Employee Directors") to remain in the employ of Kenneth Cole Productions, Inc. (the "Company") and its future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new key employees, and Non-Employee Directors and to encourage such key employees, and Non-Employee Directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or (b) options which are not incentive stock options ("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 5 hereof at the time of the grant hereof.
2.	Effective Date of the Plan.
The Plan first became effective on April 30, 1994, by
resolution of the Board, and ratification of the Plan by the unanimous consent of the holders of all of the outstanding shares of the capital stock of the Company (the "Capital Stock").
3.	Stock Subject to Plan.
3,800,000 of the authorized but unissued shares of the Class
A Common Stock, $0.01 par value, of the Company (the "Class A Common Stock") are reserved for issuance upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Class A Common Stock are purchased by the Company and set aside for issuance upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.
4.	Administration.
The Plan shall be administered by the Committee referred to
in Section 5 hereof. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Class A Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that Non-Employee Directors who are members of the Committee shall only be granted Options in accordance with the provisions of Section 6B hereof. In making such determinations, the Committee may take into account the nature of the services rendered by the respective key employees their past, present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its sole and absolute discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.
5.	Committee.
The Committee shall consist of two or more members of the
Board. If and to the extent that the composition of the Board shall permit, both or all of the members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and both or all of the members of the Committee shall be "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.
6.	Eligibility; Non-Employee Directors' Formula Options.
A.	An Option may be granted only to a key employee or to a Non-
Employee Director of the Company.
B.  (i)	At the first meeting of the Board immediately
following the annual meeting of the Shareholders of the Company held in 1995, and at the first meeting of the Board immediately following each subsequent annual meeting of the Shareholders of the Company, each Non-Employee Director shall be granted an Option (a "Non-Employee Director's Formula Option") to purchase 5,000 shares of the Class A Common Stock at the initial per share option price equal to the fair market value of a share of the Class A Common Stock on the date of grant.
(ii)	Each Non-Employee Director who becomes a director subsequent to the effective date of the Company's first registration statement under the Securities Act of 1933, and prior to the date of any annual meeting of the Shareholders of the Company, shall be granted, on the date he becomes a director, an Option (a "Non-Employee Director's Formula Option") to purchase a number of shares of the Class A Common Stock equal to the product of (i) 5,000 and (ii) a fraction, the numerator of which is the number of full calendar months prior to the next scheduled annual meeting of shareholders and the denominator of which is 12, at the initial per share option price equal to the fair market value of a share of the Class A Common Stock on the date of grant.
(iii)	Each Non-Employee Director's Formula Option shall have a
term of ten years from the date of the granting thereof.
(iv)	A Non-Employee Director may not exercise a Non-Employee
Director's Formula Option during the period commencing on the date of the granting of such Option to him and ending on the day next preceding the first anniversary of such date. A Non-Employee Director may (i) during the period commencing on the first anniversary of the date of the granting of a Non-Employee Director's Formula Option to him and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one-half of the shares granted thereby, and
(ii) during the period commencing on such second anniversary, exercise such Option with respect to all of the shares granted thereby.
7.	Option Prices.
A.	The initial per share option price of any Option which is an incentive stock option shall not be less than the fair market value of a share of the Class A Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Capital Stock at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a share of the Class A Common Stock on the date of grant.
B.	The initial per share option price of any Option which is a
non-incentive stock option (other than a Non-Employee Director's Formula Option) shall not be less than 85% of the fair market value of a share of the Class A Common Stock on the date of grant.
C.	For all purposes of the Plan, the fair market value of a
share of the Class A Common Stock on any date shall be equal to (i) the closing sales price of a share of the Class A Common Stock on the New York Stock Exchange on the business day preceding such date or (ii) if there is no sale of the Class A Common Stock on such Exchange on such business day, the average of the bid and asked prices on such Exchange at the close of the market on such business day.
8.	Option Term.
The term of any Option shall not be in excess of ten years
from the date of the granting thereof; provided, however, that, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Capital Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.
9.	Limitations on Amount of Options Granted.
A.	The aggregate fair market value of the shares of the Class A
Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $150,000.
B.	No Participant shall be granted Options to purchase more
than 150,000 shares of the Class A Common Stock during any fiscal year that the Plan is in effect.
10.	Exercise of Options.
A.	The Committee may, in its discretion, provide for the
exercisability of any Option other than Non-Employee Directors' Formula Options at the time of the granting of such Option. If the Committee does not so provide, then a Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him and ending on the day next preceding the second anniversary of such date; and a Participant may (i) during the period commencing on the second anniversary of the date of the granting of an Option to him and ending on the day next preceding the third anniversary of such date, exercise such Option with respect to one-third of the shares granted thereby, (ii) during the period commencing on such third anniversary and ending on the day next preceding the fourth anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares granted thereby, and (iii) during the period commencing on such fourth anniversary, exercise such Option with respect to all of the shares granted thereby.
B.	Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.
C.	An Option may be exercised only by a written notice of
intent to exercise such Option with respect to a specific number of shares of the Class A Common Stock and payment to the Company of the amount of the option price for the number of shares of the Class A Common Stock so specified; provided, however, that all or any portion of such payment may be made in kind by the delivery of shares of the Class A Common Stock which have been held by the Participant for at least six months, having a fair market value equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Class A Common Stock issuable upon such exercise.
D.	The Committee may, in its discretion, permit any option
other than Non-Employee Directors' Formula Options to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.
11.	Transferability.
No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him.
12.	Termination of Employment.
In the event a Participant leaves the employ of the Company
and the Subsidiaries or ceases to serve as a consultant to the Company and/or as a Non-Employee Director, whether voluntarily or otherwise but other than by reason of his death or retirement on or after his 65th birthday, each Option theretofore granted to him which shall not have theretofore expired or otherwise been canceled shall, to the extent not theretofore exercised, terminate forthwith; provided, however, that in the event that any Participant's employment or service with the Company and its Subsidiaries is terminated by the Company or a Subsidiary without cause or on account of a disability or if such Participant voluntarily resigns, such Participant may exercise any Option that was vested at the time of such termination, but only to the extent so vested, at any time during the business day immediately following the date of such termination and thereafter any Option held by such Participant, to the extent not theretofore exercised, shall terminate forthwith. In the event a Participant's employment with the Company and the Subsidiaries or service as a consultant to the Company and/or a Non-Employee Director terminates by reason of his death or retirement on or after his 65th birthday, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earliest to occur of the expiration of three months after the date of the qualification of a representative of his estate or such retirement, the expiration of a period of one year after the date of his death and the date specified in such Option.
13.	Adjustment of Number of Shares.
In the event that a dividend shall be declared upon the
Class A Common Stock payable in shares of the Class A Common Stock, the number of shares of the Class A Common Stock then subject to any Option, the number of shares of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in Sections 6B and 9B hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of the Class A Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Class A Common Stock then subject to any Option, for each share of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Class A Common Stock referred to in Sections 6B and 9B hereof, the number and kind of shares of stock or other securities into which each outstanding share of the Class A Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Class A Common Stock, or of any stock or other securities into which the Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Sections 6B and 9B hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then except as otherwise provided in the second sentence of this Section 13, each Option, to the extent not theretofore exercised, shall terminate forthwith.
14.	Purchase for Investment, Withholding and Waivers.
A.	Unless the shares to be issued upon the exercise of an
option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.
B.	Each Participant shall make arrangements with the Company
with respect to such income tax withholding as the Company shall determine in its sole discretion is appropriate to ensure payment of federal, state and local income tax due with respect to the issuance and/or exercise of non-incentive stock options exercised under the Plan.
C.	A Participant may, in the discretion of the Committee (or,
in the case of a Non-Employee Director's Formula Option, in the discretion of the Board) and subject to such rules as the Committee (or, in the case of a Non-Employee Director's Formula Option, the Board) may adopt, elect to satisfy such withholding obligation, in whole or in part, by electing (an "Election") to deliver to the Company shares of the Class A Common Stock having a fair market value, determined as of the date that the amount to be withheld is determined (the "Tax Date"), equal to the amount required to be so withheld. The Participant shall pay the Company in cash for any fractional share that would otherwise be required to be delivered.
Each Election shall be subject to the following
restrictions:
(i)	The Election must be made on or prior to the Tax
Date; and
(ii)	The Election is subject to the approval of the
Committee (or, in the case of a Non-Employee Director's
Formula Option, the Board).
15.	No Shareholder Status.
Neither any Participant nor his legal representatives,
legatees or distributees shall be or be deemed to be the holder of any share of the Class A Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.
16.	No Restrictions on Corporate Acts.
Neither the existence of the Plan nor any Option shall in
any way affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Class A Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.
17.	Declining Market Price.
In the event the fair market value of the Class A Common
Stock declines below the option price set forth in any Option, the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Class A Common Stock; provided, however, that none of the foregoing actions may be taken without prior approval of the Board and none of the foregoing actions may be taken with respect to a Non-Employee Director's Formula Option.
18.	No Employment Right.
Neither the existence of the Plan nor the grant of any
Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary.
19.	Termination and Amendment of the Plan.
The Board may at any time terminate the Plan or make such
modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the Capital Stock voting as a single class as provided in the Company's Certificate of Incorporation present in person or by proxy at any special or annual meeting of the shareholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or increase the number of shares as to which Options may be granted under the Plan to any individual as provided in Section 9B hereof. Except as otherwise provided in Section 13 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.
20.	Expiration and Termination of the Plan.
The Plan shall terminate on the business day preceding the
tenth anniversary of its effective date or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.
21.	Governing Law.
The Plan shall be governed by the laws of the State of New
York.